ISCO International Reports Financial Results for the Third Quarter 2005

ELK GROVE VILLAGE, IL -- 10/25/2005 -- The third quarter of 2005 continued the trend of improvement over previous years for ISCO International, Inc. (AMEX: ISO), a leading global supplier of radio-frequency management and interference-control systems for the wireless telecommunications industry, Chief Executive Officer John Thode announced. ISCO's three best quarters have all been achieved during 2005.

Thode added that revenue during the first nine months of 2005 was triple the full year 2004, with the fourth quarter still to come. He also announced progress in several areas that further strengthen ISCO's position going into 2006.

Third Quarter Results

ISCO International's revenue for the third quarter of 2005 nearly tripled to $2.0 million from the $0.7 million achieved during the third quarter of 2004. Revenue for the first nine months of 2005 increased almost four-fold to $7.8 million from the $2.0 million for the first nine months of 2004. Net loss for the third quarter 2005 improved by approximately 65 percent to $0.6 million from the $1.7 million loss of the third quarter 2004. Net loss for the first nine months of 2005 also improved by approximately 62 percent, to $1.9 million from the $5.0 million loss of the first nine months of 2004.

Product gross margins improved to 62% during the third quarter 2005 and 50% for the first nine months of 2005, up from 34% and 38%, respectively, for the comparable periods of 2004.

For the third quarter of 2005, the combination of noncash items including certain equity-related compensation charges, patent-related expenses, depreciation and amortization, and accrued interest comprised $0.5 million of the $0.7 million third quarter loss.

For the first nine months of 2005, the combination of non-cash items including certain equity-related compensation charges, patent-related expenses, depreciation and amortization and accrued interest was $1.8 million of the $1.9 million net loss for the period, and comparable to the $1.8 million for similar items during the first nine months of 2004 (out of the $5.0 million net loss for that period).

"The third quarter started slower than we would have liked, but finished strong with good activity during August and September," Thode said. "While it is too soon to judge our fourth quarter and our firm order backlog entering the quarter was again minimal, we have already closed on several opportunities and are pursuing a number of others." The Company plans to provide an update on fourth quarter activity next week preceding the investor call.

Thode highlighted two areas that continue to be very strong for the Company, improved production cost and product mix. "By further diversification of our supply chain, particularly to China, our gross margins have grown during 2005 and now are about 50% year to date. That is quite an achievement for a company our size, and speaks well of both our business model and execution," Thode said.

Looking beyond the end of 2005, Thode said that the Company continues engaging with new customers on a number of potentially significant opportunities for both its existing product lines as well as customized variants. Thode added, "With the recent expansion of our sales channels, business development activities in Latin America and China, and the previously announced investments in a few highly differentiated products, we feel that our business is positioned better than ever before, and has reached a stage consistent with our expectations of significantly growing this Company."

Investor Call

An investor call will be held Thursday, November 3rd, at 4pm eastern. To participate in the call domestically, dial 1-800-374-1207. International callers should dial 1-706-634-5011. The conference name is "ISCO." The call will be replayed for 30 days at 1-800-642-1687 (or 1-706-645-9291 for international callers), with a pass code of 1604906#.

Following the presentation, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions. A copy of the webcast link will be provided at www.iscointl.com and is copied below.

Webcast link: http://www.webcastir.com/WCframe.asp?B=826&ID=201&L=1

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain additional financing in the future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company's ability to protect its intellectual property and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K/A. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

                                                Three Months Ending
                                            September 30, September 30,
                                                2005          2004
                                            ------------  ------------
                                                    UNAUDITED

    Net sales                               $  2,037,000  $    707,000
    Costs and expenses:
      Cost of sales                              772,000       464,000
      Research and development                   420,000       320,000
      Selling and marketing                      450,000       330,000
      General and administrative                 824,000     1,046,000
                                            ------------  ------------

    Total costs and expenses                   2,467,000     2,160,000

    Operating loss                          $   (430,000) $ (1,453,000)

    Other income (expense):
      Interest income                             29,000         2,000
      Interest expense                          (196,000)     (263,000)
                                            ------------  ------------
    Total other income (expense)            $   (167,000) $   (261,000)

    Net loss                                $   (596,000) $ (1,714,000)

    Basic and diluted loss per common
       share                                $      (0.00) $      (0.01)

    Weighted average number of common
       shares outstanding                    176,030,000   160,428,000

                                                Nine Months Ending
                                            September 30, September 30,
                                                2005          2004
                                            ------------  ------------
                                                    UNAUDITED

    Net sales                               $  7,815,000   $ 1,972,000
    Costs and expenses:
      Cost of sales                            3,888,000     1,231,000
      Research and development                 1,321,000       761,000
      Selling and marketing                    1,262,000       804,000
      General and administrative               2,588,000     3,364,000
                                            ------------  ------------

    Total costs and expenses                   9,059,000     6,160,000

    Operating loss                          $ (1,244,000) $ (4,188,000)

    Other income (expense):
      Interest income                             37,000         6,000
      Non-cash interest expense                        -      (250,000)
      Other interest expense                    (682,000)     (526,000)
                                            ------------  ------------
    Total other income (expense)            $   (645,000) $   (770,000)

    Net loss                                $ (1,889,000) $ (4,958,000)

    Basic and diluted loss per common
       share                                $      (0.01) $      (0.03)

    Weighted average number of common
       shares outstanding                    167,159,000   158,370,000

Selected Balance Sheet Information:          (unaudited)
                                            September 30,  December 31,
                                               2005           2004
                                            ------------  ------------

    Cash and equivalents                    $  4,994,000  $    402,000
    Working Capital excl. Debt              $  6,869,000  $    993,000
    Total Assets                            $ 22,769,000  $ 16,986,000
    Debt, short term and long term,
     including related accrued interest     $ 10,325,000  $  8,643,000
    Stockholders' Equity                    $ 11,318,000  $  7,248,000
Web site: http://www.iscointl.com

CONTACT:
Mr. Frank Cesario,
PHONE: 847-391-9492

INTERNET: iscoir@iscointl.com